The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 20, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT
To Prospectus dated July 8, 2014

                               CEL-SCI CORPORATION
                         ________ Shares of Common Stock
              Warrants to Purchase ________ Shares of Common Stock

     We are offering an aggregate of ________shares of common stock, $0.01 par value per share, and warrants to purchase up to ________ shares of common stock. Each share of common stock is being sold at a price of $______. For every four shares sold, we will issue to investors in this offering one warrant. Each warrant can be exercised at any time on or before October 11, 2018 at a price of $1.25 per share. The shares of common stock and warrants will be issued separately.

     Our common stock is currently traded on the NYSE MKT (formerly known as the NYSE Amex) under the symbol "CVM." On October 17, 2014, the closing price of our common stock on the NYSE MKT was $0.8495 per share. Our warrants are traded on the NYSE MKT under the symbol "CVM WS." For a more detailed description of our common stock and warrants, see the section entitled "Description of Securities" beginning on page 15 of this Prospectus Supplement.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 11 of this prospectus supplement and page 12 of the accompanying prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           Price     Underwriting Discounts    Proceeds, Before
                         to Public    and Commissions (1)       Expenses, To Us

            Per Share       $___          $_______                $_______
            Per Warrant (2) $___          $_______                $_______
            Total           $___          $_______                $_______


(1) The underwriters will receive compensation in addition to the underwriting discount. See "Underwriting" beginning on page 18 of this prospectus for a description of the compensation payable to the underwriters.

(2)  Per quarter of a warrant.

     Concurrently  with  this  offering,   pursuant  to  a  separate  prospectus
supplement and accompanying prospectus, we are offering shares of our common stock and warrants to purchase shares of common stock in a registered direct offering. The securities being offered in the registered direct offering are being offered on the same terms as the securities we are selling in this offering, i.e. each share of common stock is being sold at a price of $_____. For every four shares sold, we will issue to investors in this offering one warrant. Each warrant can be exercised at any time on or before October 11, 2018 at a price of $1.25 per share. The shares of common stock and warrants will be issued separately.

     The closing of this offering is not conditioned upon the closing of the concurrent registered direct offering, and the closing of the concurrent registered direct offering is not conditioned upon the closing of this offering. We cannot assure you that either or both of these offerings will be completed on the terms described herein, or at all. We reserve the right to change the terms of the concurrent registered direct offering. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any securities in the concurrent registered direct offering, and no part of the concurrent registered direct offering is incorporated by reference in this prospectus supplement.

     The underwriter expects to deliver the shares of common stock and warrants against payment on or before October __, 2014, subject to customary closing conditions

                           Laidlaw & Company (UK) Ltd.
                  Prospectus supplement dated October __, 2014.

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                        Page

About this Prospectus Supplement                                         3

Forward-Looking Statements                                               4

Prospectus Supplement Summary                                            5

The Offering                                                            10

Risk Factors                                                            11

Use of Proceeds                                                         14

Dilution                                                                14

Description of Securities                                               15

Concurrent Registered Direct Offering                                   17

Underwriting                                                            18

Legal Matters                                                           27

Experts                                                                 27

Where You Can Find More Information                                     27

Incorporation of Documents by Reference                                 28

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered by this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

     You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. We have not authorized anyone to give any information other than that contained in the prospectus, this prospectus supplement, and any free writing prospectus prepared by us or on our behalf. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus entitled "Additional Information."

     We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

     This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

     In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms "CEL-SCI," the "Company," "we," "us" and "our" to refer to CEL-SCI Corporation. Our fiscal year ends on September 30.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

     Factors that might affect our forward-looking statements include those disclosed in this prospectus and the accompanying prospectus.

     In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading "Risk Factors" herein and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

     Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

                          PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading "Risk Factors" in the accompanying prospectus and set forth herein, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

                            About CEL-SCI Corporation

     We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182. Our telephone number is 703-506-9460 and our web site is www.cel-sci.com. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

     Our business consists of the following:

     1)   Multikine(R)   (Leukocyte  Interleukin,   Injection)   investigational
          immunotherapy against cancer and Human Papilloma Virus (HPV);

     2) LEAPS technology, with two investigational therapies, LEAPS-H1N1-DC pandemic flu treatment for hospitalized patients and CEL-2000, a rheumatoid arthritis treatment vaccine.

MULTIKINE

     Our lead investigational therapy, Multikine, is currently being developed as a potential therapeutic agent directed at using the immune system to produce an anti-tumor immune response. Data from Phase I and Phase II clinical trials suggest that Multikine simulates the activities of a healthy person's immune system, enabling it to use the body's own anti-tumor immune response. Multikine (Leukocyte Interleukin, Injection) is the full name of this investigational therapy, which, for simplicity, is referred to in the remainder of this document as Multikine. Multikine is the trademark that we have registered for this investigational therapy, and this proprietary name is subject to U.S. Food and Drug Administration or FDA review in connection with our future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Neither has its safety or efficacy been established for any use.

     Multikine has been cleared by the regulators in seventeen countries around the world, including the FDA, for a global Phase III clinical trial in advanced primary (not yet treated) head and neck cancer patients. This trial is currently under the management of two new clinical research organizations (CROs) who are adding 60-80 clinical centers in existing and new countries to increase the speed of patient enrollment. At the end of September 2014, approximately 270 patients have been enrolled in the study.

     This Phase III trial will test the hypothesis that Multikine treatment administered prior to the current standard therapy for head and neck cancer patients (surgical resection of the tumor and involved lymph nodes followed by radiotherapy or radiotherapy and concurrent chemotherapy) will extend the overall survival, enhance the local/regional control of the disease and reduce the rate of disease progression in patients with advanced oral squamous cell carcinoma.

     The primary clinical endpoint in CEL-SCI's ongoing Phase III clinical trial is that a 10% improvement in overall survival in the Multikine treatment arm, plus the current standard of care (SOC - consisting of surgery + radiotherapy or surgery + radiochemotherapy), over that which can be achieved in the SOC arm alone (in the well-controlled Phase III clinical trial currently ongoing) must be achieved. Based on what is presently known about the current survival statistics for this population, CEL-SCI believes that achievement of this endpoint should enable CEL-SCI, subject to further consultations with FDA, to move forward, prepare and submit a Biologic License Application to FDA for Multikine.

     In this Phase III clinical trial Multikine is giving immunotherapy to cancer patients first, i.e., prior to their receiving any conventional treatment for cancer, including surgery, radiation and/or chemotherapy. This could be shown to be important because conventional therapy may weaken the immune system, and may compromise the potential effect of immunotherapy. Because Multikine is given before conventional cancer therapy, when the immune system may be more intact, we believe the possibility exists for it to have a greater likelihood of activating an anti-tumor immune response under these conditions. This likelihood is one of the clinical aspects being evaluated in the ongoing global Phase III clinical trial.

     Multikine is a different kind of investigational therapy in the fight against cancer. Multikine is a defined mixture of cytokines. It is a combination immunotherapy, possessing both active and passive properties.

     In October 2012, and again in November 2013, in an interim review of the safety data from the Phase III study, an Independent Data Monitoring Committee
(IDMC) raised no safety concerns. The IDMC also indicated that no safety signals were found that would call into question the benefit/risk of continuing the study. CEL-SCI considers the results of the IDMC review to be important since studies have shown that up to 30% of Phase III trials fail due to safety considerations and the IDMC's safety findings from this interim review were similar to those reported by investigators during CEL-SCI's Phase I-II trials. Ultimately, the decision as to whether a drug is safe is made by the FDA based on an assessment of all of the data from a trial.

     On October 7, 2013, CEL-SCI announced a Cooperative Research and Development Agreement with the U.S. Naval Medical Center, San Diego. Pursuant to this agreement, the Naval Medical Center will conduct Human Subjects Institutional Review Board approved Phase I study of CEL-SCI's investigational immunotherapy, Multikine, in HIV/HPV co-infected men and women with peri-anal warts. Anal and genital warts are commonly associated with HPV, the most common sexually transmitted disease. Men and women with a history of anogenital warts have a 30 fold increased risk of anal cancer. Persistent HPV infection in the anal region is thought to be responsible for up to 80% of anal cancers. HPV is a significant health problem in the HIV infected population as individuals are living longer as a result of greatly improved HIV medications.

     The purpose of this study is to evaluate the safety and clinical impact of Multikine as a treatment of peri-anal warts and assess its effect on anal intraepithelial dysplasia (AIN) in HIV/HPV co-infected men and women.

     CEL-SCI will contribute the investigational study drug Multikine, will retain all rights to any currently owned technology, and will have the right to exclusively license any new technology developed from the collaboration.

     Multikine is being given to the HIV/HPV co-infected patients with peri-anal warts since promising early results were seen in another Institutional Review Board approved Multikine Phase I study conducted at the University of Maryland. In this study, investigational therapy Multikine was given to HIV/HPV co-infected women with cervical dysplasia resulting in visual and histological evidence of clearance of lesions. Furthermore, elimination of a number of HPV strains was determined by in situ polymerase chain reaction (PCR) performed on tissue biopsy collected before and after Multikine treatment. As reported by the investigators in the earlier study, the study volunteers all appeared to tolerate the treatment with no reported serious adverse events.

     In October 2013, CEL-SCI entered into a co-development and profit sharing agreement with Ergomed for Multikine in HIV/HPV co-infected men and women with peri-anal warts. This agreement will initially be in support of the development with the US Navy. Ergomed will assume up to $3 million in clinical and regulatory costs.

     Also in October 2013, CEL-SCI entered into a co-development and profit sharing agreement with Ergomed for Multikine in HIV/HPV co-infected women with cervical dysplasia. HPV is a significant health problem in the HIV infected population as individuals are living longer as a result of greatly improved HIV medications. People living with HIV and others with compromised immunity are more at risk for HPV-related complications. Persistent HPV infection can also be a precursor to cervical cancer. Ergomed will assume up to $3 million in clinical and regulatory costs.

     The treatment regimen for the study of up to 15 HIV/HPV co-infected patient volunteers with peri-anal warts to be conducted by the U.S. Naval Medical Center will be identical to the regimen that was used in the earlier Multikine cervical study in HIV/HPV co-infected patients.

     CEL-SCI's focus in HPV is not the development of an antiviral against HPV in the general population. Instead it is the development of an immunotherapy to be used in patients who are immune suppressed by diseases such as HIV and are therefore less able or unable to control HPV and its resultant diseases. This group of patients has no good treatments available to them and there are, to the Company's knowledge, no competitors at the current time. HPV is also relevant to the head and neck cancer Phase III study since it is now known that HPV is a cause of head and neck cancer. Multikine was shown to kill HPV in an earlier study of HIV infected women with cervical dysplasia.

LEAPS

     CEL-SCI's patented T-cell Modulation Process, referred to as LEAPS (Ligand Epitope Antigen Presentation System), uses "heteroconjugates" to direct the body to choose a specific immune response. LEAPS is designed to stimulate the human immune system to more effectively fight bacterial, viral and parasitic infections as well as autoimmune, allergies, transplantation rejection and cancer, when it cannot do so on its own. Administered like a vaccine, LEAPS combines T-cell binding ligands with small, disease associated, peptide antigens and may provide a new method to treat and prevent certain diseases.

     The ability to generate a specific immune response is important because many diseases are often not combated effectively due to the body's selection of the "inappropriate" immune response. The capability to specifically reprogram an immune response may offer a more effective approach than existing vaccines and drugs in attacking an underlying disease.

     Using the LEAPS technology, we have created a potential peptide treatment for H1N1 (swine flu) hospitalized patients. This LEAPS flu treatment is designed to focus on the conserved, non-changing epitopes of the different strains of Type A Influenza viruses (H1N1, H5N1, H3N1, etc.), including "swine", "avian or bird", and "Spanish Influenza", in order to minimize the chance of viral "escape by mutations" from immune recognition. Therefore one should think of this treatment not really as an H1N1 treatment, but as a pandemic flu treatment. CEL-SCI's LEAPS flu treatment contains epitopes known to be associated with immune protection against influenza in animal models.

     Additional work on this treatment for the pandemic flu work is being pursued in collaboration with the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health, USA. In May 2011, NIAID scientists presented data at the Keystone Conference on "Pathogenesis of
Influenza: Virus-Host Interactions" in Hong Kong, China, showing the positive results of efficacy studies in mice of L.E.A.P.S. H1N1 activated dendritic cells
(DCs) to treat the H1N1 virus. Scientists at the NIAID found that H1N1-infected mice treated with LEAPS-H1N1 DCs showed a survival advantage over mice treated with control DCs. The work was performed in collaboration with scientists led by Kanta Subbarao, M.D., Chief of the Emerging Respiratory Diseases Section in NIAID's Division of Intramural Research, part of the National Institutes of Health, USA.

     In July 2013, CEL-SCI announced the publication of the results of additional influenza studies by researchers from the NIAID in the Journal of Clinical Investigation (www.jci.org/articles/view/67550). The studies described in the publication show that when CEL-SCI's investigational J-LEAPS Influenza Virus treatments were used "in vitro" to activate immune cells called dendritic cells (DCs), these activated dendritic cells, when injected into influenza infected mice, arrested the progression of lethal influenza virus infection in these mice. The work was performed in the laboratory of Dr. Subbarao.

     With our LEAPS technology, we have also developed a second peptide named CEL-2000, a potential rheumatoid arthritis vaccine. The data from animal studies of rheumatoid arthritis using the CEL-2000 treatment vaccine demonstrated that CEL-2000 is an effective treatment against arthritis with fewer administrations than those required by other anti-rheumatoid arthritis treatments, including Enbrel(R). CEL-2000 is also potentially a more disease type-specific therapy, is calculated to be significantly less expensive and may be useful in patients unable to tolerate or who may not be responsive to existing anti-arthritis therapies.

     In July 2014, CEL-SCI was awarded a Phase I Small Business Innovation Research (SBIR) grant in the amount of $225,000 from the National Institute of Arthritis Muscoskeletal and Skin Diseases (NIAMS), which is part of the National Institutes of Health (NIH). The grant will fund the further development of CEL-2000 and the work will be conducted in collaboration with scientists at Rush University Medical Center in Chicago, Illinois.

Concurrent Registered Direct Offering

     Concurrently  with  this  offering,   pursuant  to  a  separate  prospectus
supplement and accompanying prospectus, we are offering shares of our common stock and warrants in a registered direct offering, which we refer to as the "registered direct offering." The securities being offered in the registered direct offering are being offered on the same terms as the securities we are selling in this offering, i.e. each share of common stock is being sold at a price of $_____. For every four shares sold, we will issue to investors in the registered direct offering one warrant. Each warrant can be exercised at any time on or before October 11, 2018 at a price of $1.25 per share. The shares of common stock and warrants will be issued separately.

     The closing of this offering is not conditioned upon the closing of the concurrent registered direct offering, and the closing of the concurrent registered direct offering is not conditioned upon the closing of this offering. We cannot assure you that either or both of the offerings will be completed. The foregoing description and other information regarding the registered direct offering is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any common stock in the registered direct offering, and no part of the registered direct offering is incorporated by reference in this prospectus supplement.

                               CEL-SCI CORPORATION

                                  THE OFFERING


Common stock we are offering             _________ shares

Common stock to be outstanding           _________ shares
immediately after this offering
(assuming all shares offered are sold)

Warrants we are offering              We are offering warrants to purchase up to
                                      _______ shares of common stock that will
                                      be  exercisable  during the period
                                      commencing on the date of original
                                      issuance and ending on October 11, 2018 at
                                      an exercise price of $1.25 per share,
                                      subject to adjustment. This prospectus
                                      supplement also relates to the offering of
                                      the shares of common stock issuable upon
                                      exercise of the warrants. Our warrants
                                      trade on the     NYSE MKT under the symbol
                                      "CVM WS."

Concurrent registered direct
 offering Concurrently with this offering, pursuant to a separate prospectus supplement and accompanying prospectus, we are offering shares of our common stock and warrants to purchase shares of common stock from us, on the same terms and conditions, in a registered direct offering. See "Concurrent Registered Direct Offering" in this prospectus supplement.

                                      This offering is not contingent upon the concurrent registered direct offering, and the concurrent registered direct offering is not contingent upon this offering. We cannot assure you that either or both of these offerings will be completed on the terms described herein, or at all. We reserve the right to change the terms of the concurrent registered direct offering. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any securities in the concurrent registered direct offering, and no part of the concurrent registered direct offering is incorporated by reference in this prospectus supplement.

Use of proceeds                       We estimate that our net proceeds from
                                      this offering will be approximately $_____ after deducting underwriting discounts and commissions and estimated offering expenses.

                                      We intend to use the net proceeds from
                                      this offering primarily for our Phase III clinical trial, other research and development, and general and administrative expenses.

Dividend policy                       We have not declared or paid any
                                      cash or other dividends on our common
                                      stock, and do not expect to declare or pay any cash or other dividends in the foreseeable future.

Risk factors                          You  should  carefully  read and  consider
                                      the  information  beginning  on page 11 of
                                      this prospectus  supplement and page 12 of
                                      the  accompanying   prospectus  set  forth
                                      under the headings  "Risk Factors" and all
                                      other   information   set  forth  in  this
                                      prospectus  supplement,  the  accompanying
                                      prospectus,      and     the     documents
                                      incorporated   herein   and   therein   by
                                      reference before deciding to invest in our common stock.
Trading symbols:

       Common Stock - NYSE MKT        CVM
       Warrants - NYSE MKT            CVM WS

     Unless we indicate otherwise, the number of shares to be outstanding after this offering is based on 81,902,471 shares of our common stock outstanding as of the date of this prospectus (without giving effect to the concurrent registered direct offering), but excludes approximately 40,677,000 shares which may be issued upon the exercise of outstanding options and warrants or the conversion of a note. All common stock price per share, stock option and warrant exercise price data reflects a 1-for-10 reverse stock split of our authorized and issued and outstanding shares of common stock, options and warrants which was effective as of September 25, 2013. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriter will not exercise their over-allotment option.

                                  RISK FACTORS

     Investing in our common stock involves significant risks. You should carefully consider the "Risk Factors" included and incorporated by reference in the accompanying prospectus, this prospectus supplement and any other applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed with the SEC on December 27, 2013, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC, filed after the Annual Report. The risks and uncertainties we described are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or result of operations would likely suffer. In that event, the trading price of our common stock would decline, and you could lose all or part of your investment.

                         Risks related to this Offering

Management will have broad discretion as to the use of the proceeds of this offering and the concurrent registered direct offering.

     We currently intend to use the net proceeds from this offering and the concurrent registered direct offering for our Phase III clinical trial, other research and development, and general and administrative expenses. See "Use of Proceeds" on page 14. We have not designated the amount of net proceeds we will receive from this offering and the concurrent registered direct offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering and the concurrent registered direct offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution.

     Since the offering price of the securities offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of ____ shares of common stock and _____ warrants to purchase shares of common stock in this offering at a public offering price of $____ per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and attributing no value to the warrants, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $___ per share in the net tangible book value of the common stock you acquire. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the book value per share of our common stock. See the "Dilution" section of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

     In addition to the shares of common stock we are issuing in this offering and the concurrent registered direct offering, we are also issuing warrants to purchase shares of our common stock. We will issue one warrant for each four shares we sell in this offering. If the holders of our warrants exercise the warrants, you will experience dilution at the time they exercise their warrants.

     In addition, we expect that significant additional capital will be needed in the future to continue our planned operations. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. If we sell common stock, convertible securities or other equity securities, your investment in our common stock will be diluted. These sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

Our outstanding options and warrants may adversely affect the trading price of our common stock.

     As of September 30, 2014, there were outstanding options which allows the holders to purchase approximately 6,840,000 shares of our common stock, at prices ranging between $0.85 and $20.00 per share, outstanding warrants which allow the holders to purchase approximately 36,542,000 shares of our common stock, at prices ranging between $0.53 and $5.50 per share, and a convertible note which allows the holder to acquire approximately 276,000 shares of our common stock at a conversion price of $4.00. The outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options and warrants can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of the outstanding options and warrants. For the life of the options, warrants and the convertible note, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants, or the conversion of the note, will also dilute the ownership interests of our existing stockholders.

We may have exposure for certain securities we sold in October 2013.

     In September 2012, we filed a shelf registration statement covering the sale of $50,000,000 of securities (the "2012 Registration Statement"), and in January 2013 we filed another shelf registration statement covering the sale of an additional $50,000,000 of securities (the "2013 Registration Statement"). In October 2013, we filed a prospectus supplement to the 2012 Registration Statement for the sale in an underwritten public offering of 17,826,087 shares of our common stock, 20,475,000 Series S Warrants, as well as up to 20,475,000 shares of common stock issuable upon the exercise of the Series S warrants (the "October Prospectus"). Collectively, we offered approximately $43.4 million of securities pursuant to the October Prospectus. This amount includes approximately $17.8 million for the sale of the common stock and Series S warrants and $25.6 million upon the exercise of the Series S Warrants. We subsequently realized that at the time of the October 2013 offering we had approximately $28.9 million available for issuance under the 2012 Registration Statement. As a result, we issued securities that were not registered with the SEC, and that may not have been eligible for an exemption from registration under the federal or state securities laws. We had securities available under the 2013 Registration Statement to register all of the securities not covered by the 2012 Registration Statement. In December 2013, we filed a prospectus supplement to the 2013 Registration Statement registering the offer and sale of all of the shares of common stock issuable upon exercise of the Series S Warrants included in the October 2013 offering to assure that the offering and sale of all of the shares issuable upon exercise of the Series S Warrants were registered (the "December Prospectus"). Prior to the filing of the December Prospectus, no Series S Warrants issued in the October offering had been exercised. Notwithstanding the above, the actions we have taken to mitigate our possible non-compliance with securities laws will not prevent regulators from asserting that we violated the law, from imposing penalties and fines against us with respect to any potential violations of securities laws, and may subject us to possible claims for damages from certain investors.

The warrants may not have any value.

     The warrants have an exercise price of $1.25 per share and expire on October 11, 2018. In the event that our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of our warrants will have no rights as a common shareholder until they acquire our common stock.

     Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to our common stock. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

                                 USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the shares of common stock and warrants that we are offering will be approximately $________ after deducting the underwriter's commissions and the offering expenses payable by us.

     We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent registered direct offering, primarily for our Phase III clinical trial, other research and development, and general and administrative expenses. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. The net proceeds from this offering will not be sufficient to complete clinical trials and other studies required for the approval of any product by the FDA, and we will need significant additional funds in the future.

     Our management will have broad discretion in the application of the net proceeds from this offering and the concurrent registered direct offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

     This offering is not contingent upon the concurrent registered direct offering, and the concurrent registered direct offering is not contingent upon this offering. We cannot assure you that either or both of these offerings will be completed on the terms described herein, or at all. We reserve the right to change the terms of the concurrent registered direct offering. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any securities in the concurrent registered direct offering, and no part of the concurrent registered direct offering is incorporated by reference in this prospectus supplement.

                                    DILUTION

         If you purchase our securities in this offering, your interest will be diluted as discussed below.

     Net tangible book value per share is determined by dividing our total tangible assets, less our total liabilities, by the number of our outstanding shares of common stock. Our historical net tangible book value per share as of June 30, 2014 was $0.22 per share computed using our outstanding shares as of June 30, 2014 (66,041,612). Our pro forma net tangible book value per share as of June 30, 2014 was $0.18 per share computed giving effect to the issuance of approximately 15,900,000 additional shares of our common issued subsequent to June 30, 2014. We did not receive any cash or property in connection with the issuance of the 15,900,000 shares.

     Dilution in pro forma net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers for shares and warrants in this offering and the pro forma net tangible book value per share of our common stock immediately afterwards.

     After giving effect to the sale of _________ shares of our common stock and warrants to purchase up to _________ shares of our common stock in this offering, and after deducting the underwriter's commission and estimated offering expenses payable by us, our as-adjusted pro forma net tangible book value as of June 30, 2014 would have been approximately $_________, (unaudited) or $___ per share. This represents an immediate increase in the pro forma net tangible book value of $____ per share to existing stockholders and the immediate dilution in the pro forma net tangible book value of $___ per share to new investors purchasing our shares in this offering.

     The following table illustrates this per share dilution. All amounts in the table are unaudited.

     For purposes of the calculations below, the public office price of the warrants has been allocated to the public offering price of the shares of common stock sold in this offering. The calculations below do not give any effect to the shares of common stock issuable upon the exercise of the warrants.

     Offering price per share                                            $___

     Historical net tangible book value per share as of June 30, 2014   $0.22

     Pro forma net tangible book value per share as of June 30, 2014    $0.18

     Pro forma net tangible book value per share as of June 30, 2014,
          after giving effect to this offering                           $___

     Increase in net tangible book value per share attributable
          to this offering                                               $___

     Dilution per share to new investors in this offering                $___

     The above discussion and table assumes that all of the shares of common stock offered by means of this prospectus are sold but none of the warrants sold in this offering are exercised. The number of outstanding shares at June 30,

2014 excludes approximately 43,034,000 shares of common stock (40,677,000 shares as of the date of this prospectus) issuable upon the full exercise of outstanding options and warrants or the conversion of a note.

                            DESCRIPTION OF SECURITIES

     In this offering, we are offering _________ shares of common stock and warrants to purchase up to _________ shares of common stock. Each warrant will have an exercise price of $1.25 per share and will expire on October 11, 2018. The shares of common stock and warrants will be issued separately. This prospectus also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants.

Common stock


     The material terms and provisions of our common stock are described under the caption "Description of Securities" in the accompanying prospectus. As of the date of this prospectus, we had 81,902,471 shares of common stock outstanding (without giving effect to the concurrent registered direct offering). Our common stock is listed on the NYSE MKT under the symbol "CVM".

Warrants

     The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and is qualified in its entirety by the provisions of the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we will file in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price: The warrants offered hereby will entitle the holders thereof to purchase up to _______ shares of our common stock at an initial exercise price of $1.25 per share, commencing immediately on the date of issuance and will expire on October 11, 2018.

Cashless Exercise: If, at any time during the term of the warrants, the issuance of shares of our common stock upon exercise of the warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability: The warrants may be transferred at the option of the warrant holder upon surrender of the warrant with the appropriate instruments of transfer.

Listing and Warrant Agent: The warrants trade on the NYSE MKT under the symbol "CVM WS". The warrants will be issued in registered form under a warrant agent agreement with Computershare, Inc., as warrant agent.

Rights as a stockholder: Except as set forth in the warrants, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the warrants

Fundamental Transactions: In the event of a fundamental transaction, as described in the warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, the holders of the warrants will thereafter have the right to receive upon exercise of the warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the warrants immediately prior to the fundamental transaction, and appropriate provision will be made so that the provisions of the warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the warrants after the fundamental transaction. In lieu of the right to receive upon exercise the shares of stock, securities, or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock, the holders of the warrants, in certain limited circumstances, may require us under certain circumstances to redeem the warrants for a purchase price payable in cash of the Black-Scholes value of the warrants, as calculated pursuant to the terms of the warrants.

Limits on Exercise of Warrants: Except upon at least 61 days' prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock (including securities convertible into common stock) outstanding immediately after the exercise.

Rights Agreement

     In November 2007 we declared a dividend of one Series A Right and one Series B Right for each share of our common stock which was outstanding on November 9, 2007. When the Rights become exercisable, each Series A Right will entitle the registered holder, subject to the terms of a Rights Agreement, to purchase from us one share of our common stock at a price equal to 20% of the market price of our common stock on the exercise date, although the price may be adjusted pursuant to the terms of the Rights Agreement. If after a person or group of affiliated persons has acquired 15% or more of our common stock or following the commencement of, a tender offer for 15% or more of our outstanding common stock (i) we are acquired in a merger or other business combination and we are not the surviving corporation, (ii) any person consolidates or merges with us and all or part of our common shares are converted or exchanged for securities, cash or property of any other person, or (iii) 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a Series B Right will thereafter have the right to receive, upon payment of the exercise price of $100 (subject to adjustment), that number of shares of common stock of the acquiring company which at the time of such transaction has a market value that is twice the exercise price of the Series B Right.

                      CONCURRENT REGISTERED DIRECT OFFERING

     Concurrently with this offering, and pursuant to a separate prospectus supplement and accompanying prospectus, we are offering up shares of our common stock and warrants to purchase shares of common stock in a registered direct offering.

     The securities being offered in the registered direct offering are being offered on the same terms as the securities we are selling in this offering, i.e. each share of common stock is being sold at a price of $_____. For every four shares sold, we will issue to investors in this offering one warrant. Each warrant can be exercised at any time on or before October 11, 2018 at a price of $1.25 per share. The shares of common stock and warrants will be issued separately.

     This offering is not contingent upon the concurrent registered direct offering, and the concurrent registered direct offering is not contingent upon this offering. We cannot assure you that either or both of these offerings will be completed on the terms described herein, or at all. We reserve the right to change the terms of the concurrent registered direct offering. This description and the other information in this prospectus supplement regarding the concurrent registered direct offering is included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any securities in the concurrent registered direct offering, and no part of the concurrent registered direct offering is incorporated by reference in this prospectus supplement.

                                  UNDERWRITING

     Laidlaw & Company (UK) Ltd. is acting as the representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to offer and sell to investors identified by the underwriters, up to shares of common stock and up to warrants at the public offering price shown on the cover page of this prospectus supplement. The Company will pay the underwriters the commission set forth on the cover page of this prospectus supplement.

     This offering is being completed on a "best efforts" basis and the underwriters have no obligation to buy any shares of our common stock or warrants from us or to arrange for the purchase or sale of any specific number or dollar amount of shares or warrants. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters' obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers' certificates and legal opinions.

     We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters are offering the common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Commissions and Offering Expenses

     The underwriters propose to offer the common stock and warrants to the public at the public offering price shown below. The underwriters may offer the common stock and warrants to securities dealers at the price to the public less a concession.

     The  following  table  shows  the  public   offering  price,   underwriting
commissions and proceeds, before expenses, to us:

                                                   Per Share of
                                                  Common Stock
                                                   and Warrant        Total
                                                   -----------        -----

   Public offering price                            $_____           $______
   Underwriting commissions to be paid by us        $_____           $______
   Proceeds, before expenses, to us                 $_____           $______

     We have agreed to pay Laidlaw & Company (UK) Ltd., the representative of the underwriters of this offering, a non-accountable expense allowance equal to 1% of the total public offering price for the securities offered and sold pursuant to this prospectus.

     We have agreed to pay the representatives, to the extent permitted pursuant to FINRA Rule 5110(f)(K), a cash fee equal to 5% of the cash proceeds received from a cash exercise of the warrants offered pursuant this prospectus supplement and accompanying prospectus.

     We have also agreed to pay the underwriters' expenses relating to the offering, including (a) all filing fees relating to the registration of the Securities to be sold in the Offering with the Commission; (b) all actual filing fees associated with the review of this offering by FINRA; (c) all fees and expenses relating to the listing of our shares of common stock on the NYSE MKT;
(d) all fees, expenses and disbursements relating to the registration or qualification of our securities under the "blue sky" securities laws of such states and other jurisdictions as the representative may reasonably designate (including, without limitation, all filing and registration fees)); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of our securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents as the representative may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the securities sold in this Offering; (h) fees and expenses of our transfer agent; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the representative;
(j) the fees and expenses of our accountants; and (k) the fees and expenses of our legal counsel and other agents and representatives.

     We estimate our total expenses associated with the offering, excluding underwriting commissions, will be approximately $50,000.

Discretionary Accounts

      The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

     Pursuant to certain "lock-up" agreements, we, our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of sixty (60) days from the effective date of the offering.

     The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or
(2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the representative waives this extension in writing.

     Laidlaw & Company (UK) Ltd. may, in its sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Indemnification

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities.

Stabilization

     In  connection  with  this  offering,   the   underwriters  may  engage  in
stabilizing transactions, syndicate covering transactions and penalty bids.

     o Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

     o Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

     o Penalty bids permit the representative to reclaim a commission from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

     In connection with this offering, underwriters and selling group members may engage in passive market making transactions in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

     This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference may be made available in electronic format on the websites maintained by one or more of the underwriters. The underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of common stock and warrants for sale to their online brokerage account holders. The common stock and warrants will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, common stock and warrants may be sold by the underwriters to securities dealers who resell the common stock and warrants to online brokerage account holders.

     Other than this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, information contained in any website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference or the registration statement of which this prospectus supplement forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase our common stock or warrants. The underwriters are not responsible for information contained in websites that they do not maintain.

Relationship with the Underwriters

     From time to time, certain of the underwriters and their respective affiliates have provided, and may continue to provide, investment banking services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

     Laidlaw & Co. (UK) is also acting as a financial advisor to the Company in connection with the concurrent registered direct offering and will receive a cash fee equal to 1% of the aggregate purchase price paid by each purchaser of securities in the concurrent registered direct offering.

Offer Restrictions Outside the United States

     Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

     European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities may be made to the public in that Relevant Member State at any time:

     o to any legal entity that is a qualified investor as defined in the Prospectus Directive;

     o to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

     o in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of common shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

     The sellers of the securities have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

     United Kingdom

     Our securities may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done in relation to our securities in, from or otherwise involving the United Kingdom.

     In addition, each underwriter:

     o has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act of 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

     o has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

      Australia

     No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia ("Corporations Act")) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission ("ASIC"). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

            (a)  you confirm and warrant that you are either:

                 (i) a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

                 (ii) a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

                 (iii) a person associated with the company under section 708(12) of the Corporations Act; or

                 (iv) a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

            (b) you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

     Hong Kong

     The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong
Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

     Japan

     The securities offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

     Singapore

     This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under
Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in
Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

     Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

     o a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

     o a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

     o to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

     o    where no consideration is or will be given for the transfer; or

     o    where the transfer is by operation of law.

      Switzerland

     The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

     Neither this document nor any other offering or marketing material relating to the offering, us, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares. Canada

      Resale Restrictions

     The distribution of our securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia and Manitoba on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

     Representations of Purchasers

     By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

     o the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106--Prospectus and Registration Exemptions,

     o the purchaser is a "Canadian permitted client" as defined in National Instrument 31-103--Registration Requirements and Exemptions, or as otherwise interpreted and applied by the Canadian Securities Administrators,

     o where required by law, the purchaser is purchasing as principal and not as agent,

     o the purchaser has reviewed the text above under Resale Restrictions, and

     o the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the securities to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or on (416) 593-3684.

     Rights of Action--Ontario Purchasers

     Under Ontario securities legislation, certain purchasers who purchase any securities offered by this prospectus supplement and accompanying prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the securities, for rescission against us in the event that this prospectus supplement and accompanying prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

                                  LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for us by Hart & Hart LLC, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Sichenzia Ross Friedman Ference, New York, NY.

                                     EXPERTS

     The financial statements as of September 30, 2013 and 2012 and for each of the three years in the period ended September 30, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2013 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC's public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

     We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by us can be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding us. The address of that site is http://www.sec.gov.

     You can find information about us on our website at http://www.cel-sci.com. Information found on our website is not part of this prospectus.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-11889):

     o Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

     o Report on Form10-Q for the three months ended December 31, 2013, March 31, 2014 and June 30, 2014.

     o Current Reports on Form 8-K, which were filed with the SEC on October 10, 2013, October 11, 2013, November 1, 2013, December 19, 2013,
          December 24, 2013,  April 14,  2014,  April 15, 2014,  April 18, 2014,
          July 23, 2014 and August 7, 2014.

     All documents filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460